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                                                                   Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 30, 1999 (except for the second paragraph of Note 9 as to which the date is August 27, 1999, Note 2 as to which the date is August 30, 1999 and the first paragraph of Note 21 as to which the date is September 23, 1999) with respect to the consolidated financial statements of KTI, Inc., our report dated March 30, 1999 (except for the first paragraph of Note 3 to Schedule I as to which the date is August 27, 1999, Note 2 to Schedule I as to which the date is August 30, 1999 and Note 5 to Schedule I as to which the date is September 23, 1999) with respect to the financial statement schedules of KTI, Inc. and our report dated February 7, 1997 with respect to the financial statements of Penobscot Energy Recovery Company, Limited Partnership each included in the Joint Proxy Statement of Casella Waste Systems, Inc. and KTI, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Casella Waste Systems, Inc. for the registration of 8,599,899 shares of its common stock.


Hackensack, New Jersey                            /s/ ERNST & YOUNG LLP
November 10, 1999